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                                                                    EXHIBIT 24.3

                               POWER OF ATTORNEY

                       KNOW ALL PERSONS BY THESE PRESENTS

         That Bradbury Dyer, III has made, constituted and appointed, and BY THESE PRESENTS does make, constitute and appoint Philip C. Calian and Jordan B. Allen, of the City of Chicago, County of Cook, State of Illinois, true and lawful ATTORNEYS for himself and in his name, place and stead to sign that certain Registration Statement on Form S-3 (and all amendments thereto), including all exhibits and all supplementary prospectuses thereto covering the issuance of an aggregate of up to $250,000,000 of securities which shall consist of securities issued by (i) American Classic Voyages Co., which may issue securities in the form of common stock, preferred stock, preferred stock convertible into common stock, guarantees of preferred securities which AMCV Capital Trust I may issue, and/or subordinated debt securities which may be convertible into the Company's common stock and (ii) AMCV Capital Trust I, which may issue preferred securities and preferred securities convertible into common stock, which Form S-3 is to be filed with the Securities and Exchange Commission on or about January 14, 2000, to be executed by the undersigned in his capacity as a member of the Board of Directors of American Classic Voyages Co., and to perform any and all other acts necessary in order to consummate such transaction, giving and granting unto Philip C. Calian and Jordan B. Allen said ATTORNEYS full power and authority to do and perform all and every act and thing whatsoever, requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that Philip C. Calian and Jordan
B. Allen said ATTORNEYS or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Notwithstanding any other provision of this Power of Attorney to the contrary, the power granted to said Philip C. Calian and Jordan B. Allen shall not include the power to negotiate checks.

         IN TESTIMONY WHEREOF, the undersigned has hereunto set his hand and seal this 13th day of January, 2000.


                                   /s/ BRADBURY DYER, III
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                                   Bradbury Dyer, III